                               BOCA RESEARCH, INC.

                   EXHIBIT 11 - CALCULATION OF SHARES USED IN
                        DETERMINING NET INCOME PER SHARE
                                   (UNAUDITED)


                                 MARCH 31, 1997


                                                                  THREE MONTHS ENDED
                                                                    MARCH 31, 1997



Shares outstanding at January 1, 1997 ....................             8,678,883
Shares issued January 1, 1997 in
  connection with the 1992 Employee
  Stock Purchase Plan ....................................                12,178
Shares issued in connection with a
  non-qualified stock option plan ........................                17,908
                                                                       ---------
Weighted average shares
  outstanding ............................................             8,708,969
                                                                       =========




                                 MARCH 31, 1996


                                                                 THREE MONTHS ENDED
                                                                    MARCH 31, 1996


Shares outstanding at January 1, 1996 ....................             8,522,759
Shares issued January 1, 1996 in
  connection with the 1992 Employee
  Stock Purchase Plan ....................................                 9,502
Shares issued in connection with a
  non-qualified stock option plan ........................                 3,964
Weighted average of optioned shares
  using the treasury stock method ........................               465,429
                                                                       ---------
Weighted average shares
  outstanding ............................................             9,001,654
                                                                       =========


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